EXHIBIT 10.4

                        CONSULTING AND ADVISORY AGREEMENT



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EXHIBIT 10.4



                        CONSULTING AND ADVISORY AGREEMENT

                                 BY AND BETWEEN

                                   XSUNX, INC.

                                       AND

                                 DR. ARUN MADAN





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                        CONSULTING AND ADVISORY AGREEMENT


         THIS CONSULTING AGREEMENT ("Agreement"), made effective as of the 17th day of September, 2004, is entered into by and between Xsunx, Inc., a Colorado corporation ("Company"), and Dr. Arun Madan, an individual ("Consultant"). The Company and Consultant are sometimes herein referred to individually as a "party" and collectively as the "parties".


                                 R E C I T A L S

         WHEREAS, Consultant is currently a shareholder of, and employed by, MVSystems, Inc. a Colorado corporation ("MVS") which has developed technology pertaining to solar cells, thin film resistors, imaging, spatial light modulators, memory devices, and other technology related to amorphous silicon and related alloys which is of interest to the Company;

         WHEREAS, the Company, Consultant, and MVS have entered into a Technology Sharing and License Agreement ("Technology Agreement") which contemplates that the company will retain the services of the Consultant for the purposes stated herein. Capitalized terms herein will have the same meaning as those in the Technology Agreement;

         WHEREAS, Consultant is a part time research professor at Colorado School of Mines and is engaged in research in the technology of MVS and other related fields and shall also continue to be employed as the President and CEO of MVS; and

         WHEREAS, the Company desires to obtain the services of Consultant and Consultant desires to provide the Company with consultancy and advisory services as contemplated in the Technology Agreement and pursuant to the terms and conditions contained herein; and

         WHEREAS, the undersigned parties desire to formalize such consultant relationship;

         NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

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         1. Engagement of Services. The Company hereby engages Consultant as an independent contractor to provide consulting and advisory services as set forth herein. All such consulting and services shall be performed in accordance with the terms and conditions contained herein. Consultant hereby accepts such engagement in accordance with such terms and conditions.


         2. Services of Consultant. Consultant shall, in its sole discretion, provide consultancy and advisory services under the title of Chairman of the Scientific Advisory Board. Notwithstanding the foregoing title Consultant shall remain an independent contractor. Consultant shall provide such services incident thereto as may be necessary from time to time which services shall include, without limitation, providing the Company with his best efforts and technical expertise in advising the Company in the areas of research & development, process development, planning, product specifications, third party technical and resource requirements, scheduling, and management of developing intellectual assets pertaining to the Business of XsunX and the XsunX Field of Use. Consultant is not a corporate officer or director of XsunX and will not be represented as such.

         2.1. Consultant shall provide such other related services as may be requested of Consultant by the Company and as are not inconsistent with the provisions of this Agreement or the Technology Agreement. Consultant agrees to devote Consultant's best efforts, skills, and technical expertise to the business of the Company, to do Consultant's utmost to further enhance and develop the interests and welfare of the Company, and to devote necessary time and attention to the business of the Company, while recognizing Consultant's duties to MVS.

         2.2. Consultant shall truthfully and accurately make, maintain and preserve all records and reports that the Company may, from time to time, request or require, and shall fully account for all money, records, equipment, materials or other property belonging to the Company of which Consultant may have custody and shall pay over and deliver same promptly whenever and however Consultant may be directed to do so.

         2.3. Consultant shall make available to the Company any and all information of which Consultant has knowledge that is relevant to the Company's business, but is not otherwise prohibited from disclosing, and make all suggestions and recommendation which Consultant believes will be of benefit to the Company.

         2.4. Consultant shall, at his own cost, prepare for and attend such meetings as may be reasonably requested by the Company, provided, however, that the Company shall pay for the reasonable travel and lodging costs incurred by Consultant in regard to the foregoing. The Company may request at least one meeting per month for the purpose of discussion of the development matters referenced hereinabove, and the conformance or variance of the foregoing to or with the Business of XsunX.

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         3. Duty to MVS. The parties recognize that Consultant is and shall remain employed by MVS and that as a shareholder, officer, director, and/or employee of MVS, Consultant shall devote time and effort to the business of MVS. Notwithstanding the same, Consultant shall conform Consultants' conduct to the fiduciary duties of confidentiality and loyalty owed to the Company. In that regard, Consultant shall inform the Company at the earliest opportunity at such time as Consultant may perceive a potential conflict of interest with regard to Consultant's duties to MVS and Consultant's duties to the Company. Consultant shall not make any unauthorized disclosure of the confidential information of MVS to the Company. Consultant shall not make any unauthorized disclosure of the confidential information of the Company to MVS (or any other party not permitted to receive such information).

         4. Compensation. For and in consideration of the performance by Consultant of the services, terms, conditions, covenants and promises herein recited, the Company agrees and promises to pay to Consultant at the times and in the manner herein stated and as set forth below:

         4.1. As the principal consideration of the services to be performed by Consultant hereunder during the term of this Agreement, Consultant shall receive from the Company a grant of a Consultancy and Advisory Warrant for the purchase of up to One Million (1,000,000) shares of common voting stock of the Company. Such warrant will vest in accordance with the vesting provisions set for within an appropriate warrant agreement ("Warrant Instrument"). Except as otherwise set forth herein, the warrant shall constitute the sole compensation of Consultant hereunder. Such compensation may sometimes be herein referred to as Consultant's "Base Compensation".

         4.2. The Company will, in addition to Consultant's Base Compensation, pay Consultant a cash bonus if the Company realizes certain minimum gross profit attainment during the term of each full fiscal year during the term of Consultants engagement. The cash bonus will be based upon the following schedule:

Year End Projected Gross Profit   Minimum Attainment        Cash Bonus

9/30/05  $    1,300,000                   30% Minimum     $  10,000.00
                                          100% Maximum    $  50,000.00
----------------------------------------------------------------------

9/30/06  $  17,400,000                    30% Minimum    $  80,000.00
                                          100% Maximum    $250,000.00
---------------------------------------------------------------------

The foregoing schedule shall apply with regard to the first two (2) years of Consultants engagement under this Agreement. During this term Consultant shall be entitled to the specified minimum cash bonus upon the Company's attainment of at least thirty (30%) percent of the projected gross profit for that year. The Consultant may receive up to the maximum cash bonus or the apportioned amount thereof for each percent of attained projected gross profits above 30% up to 100%. This additional compensation will be computed on an annual basis upon the

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end of the Company's fiscal year end and paid to Consultant within sixty days of completion of an annual audit specific to the performance of Consultant and the books of the Company.

         4.3. Starting in the third (3rd) year, and continuing for the term of this Agreement, the Consultants cash bonus will be adjusted either up to reflect an increase in gross profit or down to reflect a decrease in gross profit by a percentage amount equal to the realized increase or decrease thereof as compared to the actual amounts from the preceding year.

          4.4. The Company shall reimburse Consultant, from time to time, upon Consultant's submission of expense account and supporting documents as required by the Internal Revenue Service, for all reasonable out of town travel, entertainment, and other ordinary, reasonable and necessary business expenses incurred by Consultant as part of and in connection with the direct performance of duties specified herein.

          5.      Relationship of the Parties

          5.1 Legal Status. Consultant shall be an independent contractor of the Company in accordance with the provisions of Sections 2750.5 and 3353 of the California Labor Code, or any other corresponding provision of the Colorado Revised Statutes, and not an employee, agent, or partner. It is expressly declared that such independent contractor status is bona fide and not a subterfuge to avoid employee status. This Agreement shall not create an employer-employee relationship and shall not constitute a hiring of such nature by either party.

          5.2. Items Furnished to Consultant. Unless expressly agreed in writing otherwise by the parties, the Company shall not provide any telephone equipment or services, office equipment, stationery, secretarial or office support services or other items or services for the benefit of Consultant. Consultant shall, at its own expense, provide and make arrangement for all equipment, stationery, secretarial and office support services.

          5.3. Consent of Company. Consultant shall have no right or authority at any time to make any contract or binding promise of any nature on behalf of the Company, whether oral or written, without the express prior written consent of the Company.

          5.4. Manner of Performing Services. Consultant shall retain all discretion and judgment in regard to the manner and means of carrying out its duties hereunder subject, however, to the reasonable requests of the Company. Consultant shall have the right to control and discretion as to the manner of performance of its services hereunder in that the result of the work and not the means by which it is accomplished shall be the primary factor for which the parties have bargained hereunder in accordance with Sections 2750.5 and 3353 of the California Labor Code or any corresponding provision in the Colorado Revised Statutes. Consultant's obligations for performance of services hereunder shall be limited to the completion of the consultation and services described above in accordance with the Business of XsunX and the XsunX Field of Use. Consultant

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shall have no obligation to work any particular hours or days or any particular number of hours or days. The Company shall have no right to control or direct the details, manner or means by which Consultant accomplishes the results of the services performed hereunder.

          5.5. Payment of Taxes. Consultant shall be responsible for and pay Consultant's own self-employment taxes, estimated tax liabilities, business equipment or personal property taxes and other similar obligations, whether federal, state or local. The Company shall not pay or withhold any FICA, SDI, federal or state income tax or unemployment insurance or tax or any other amounts because the relationship of the parties hereto is not that of employer-employee, but that of independent contractor. Consultant shall be solely responsible for the payment of all taxes, withholdings and other amounts due in regard to Consultant's own employees.

          5.6. Employees of Consultant. Consultant may subcontract with and/or employ such parties upon such terms and conditions as it may deem proper or necessary.

          6.      Warranties and Indemnification

          6.1. Warranties. Consultant warrants and represents that the services of Consultant's subcontractors or employees shall be performed in full compliance with the terms and conditions of this Agreement, and, that all services performed hereunder shall be performed in accordance with all federal, state and local laws, rules or regulations.

          6.2. Indemnification by Consultant. Consultant shall indemnify, defend and hold the Company and the property of the Company, free and harmless from any and all claims, losses, damages, injuries, and liabilities, including the Company's reasonable attorney fees and costs (the Company may choose its own counsel when defended hereunder), arising from or in any way connected with the performance of services under this Agreement or any other act or omission by Consultant, its agents, subcontractors, or employees.

          6.3. Indemnification by the Company. The Company shall indemnify, defend and hold Consultant and the property of Consultant, free and harmless from any and all claims, losses, damages, injuries, and liabilities, including Consultant's reasonable attorney fees and costs, arising from or in any way connected with any act or omission on the part of the Company, its constituent partners, agents, subcontractors, or employees.

         7. Term. Consultant's engagement pursuant to this Agreement shall be for a period of five (5) years and shall commence upon the date of execution hereof (the "Commencement Date") and shall continue to and including September 17, 2009 (the "Termination Date") unless earlier terminated in accordance with the provisions of Paragraph 8 of this Agreement; provided further that the term of this Agreement may be extended by the mutual agreement of the parties hereto.

                  8. Termination. Notwithstanding any other provision of this Agreement to the contrary, either party may terminate this Agreement at any time upon ninety (90) days prior written notice to the other. This Agreement may also be terminated by the Company, at its option, at any time during the term of this

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Agreement without notice, for good cause. Termination for good cause shall include, but not be limited to, any of the following:

         8.1. The commission by Consultant of an act of fraud or other act materially evidencing bad faith or dishonesty;

         8.2. The misappropriation by Consultant of any funds or property or other rights of the Company;

         8.3. The suspension or removal or termination of Consultant by or at the request or requirement of any governmental authority having jurisdiction over the Company;

         8.4. The breach by Consultant of any material terms of this Agreement or any other agreement between Consultant on the one hand and the Company, or any affiliate of the Company, on the other hand, including, but not limited to, the Technology Agreement;

         8.5. Upon the death of the Consultant.

         9. Confidentiality. Information derived or provided as part of the pro -visions of the Technology Agreement specific to the Licensed Patents and Tech-nology, the Derivative Works, and the intellectual property of MVS and Dr. Madan, shall be governed by the terms of the Technology Agreement.

         9.1 All information derived or provided to Consultant under the terms and specific to the performance of this Agreement, including lists and databases, and any part of such lists, databases, or information, pertaining to customers, merchants, salespersons, financial records, computer software programs, strategic plans, contracts, agreements, literature, manuals, brochures, books, records, correspondence, computer programs, software, source codes, computations, data files, algorithms, techniques, processes, designs, specifications, drawings, charts, plans, schematics, computer disks, magnetic tapes, books, files, records, reports, documents, Instruments, agreements, contracts, correspondence, letters, memoranda, financial, accounting, sales, purchase and consultant data, capital structure information, corporate organizational information, identities, names and address of, and any information pertaining to, shareholders, directors, officers, consultants, contractors, vendors, suppliers, customers, clients, lenders, financing and business participants, and all persons associated with the Company, information pertaining to business models, business plans, projections, assumptions and analyses, particular projects, and all other data and information and similar items relating to the business of the Company and all other data and information and similar items relating to the Company of whatever kind or nature and whether or not prepared or compiled by the Company and all other materials furnished or made available to Consultant by the Company or any of its affiliates (as hereinafter defined) relating to the business conducted by the Company ("Confidential Information"), is and are proprietary and confidential and are and shall remain the sole property of the Company. Affiliate as used in this

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section shall mean the Company, any entity in which Company owns a majority ownership (directly or indirectly), or any entity which owns a majority ownership of Company (directly or indirectly). Consultant acknowledges that the Confidential Information derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and that this confidentiality provision constitutes efforts that are reasonable under the circumstances to maintain the secrecy thereof. Consultant further acknowledges that the Confidential Information constitutes trade secrets pursuant to California Civil Code ss.3426.1. Consultant shall not, directly or indirectly, at any time during or after termination of consultant use or reveal, divulge, disclose, disseminate, distribute, license, sell, transfer, assign or otherwise make known, directly or indirectly, the Confidential Information to any person or entity not expressly authorized by the Company to receive such Confidential Information.

         9.2 Consultant shall exercise the highest degree of care and discretion in accordance with the duty of Consultant hereunder to prevent improper use or disclosure of the Confidential Information and will retain all such Confidential Information in trust in a fiduciary capacity unless: (i) such use or disclosure has been authorized in writing by the Company through an officer or director, or
(ii) is required to be disclosed by law, a court of competent jurisdiction or a governmental or regulatory agency. Further, Consultant shall return and deliver all such materials, including all copies, remnants, or derivatives thereof to the Company upon the termination of consultant with the Company or at any other time upon request by the Company.

         10. Patents and Inventions. Other than for Derivative Works as contemplated and governed under the terms and conditions of the Technology Agreement any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, and processes which Consultant now or hereafter during the period Consultant is retained by the Company under this Agreement or otherwise and for three (3) years thereafter may own, conceive of, or develop and either relating to the fields in which the Company may then be engaged or contemplates (as demonstrated by the records of the Company) being engaged or conceived of or developed utilizing the time, material, facilities, or information of the Company ("Inventions") derived outside of the specific performance under the terms of the Technology Agreement shall belong to the Company. As soon as Consultant owns, conceives of, or develops any such Invention, Consultant agrees immediately to communicate such fact in writing to the Secretary of the Company, and without further compensation, but at the Company's expense (except as otherwise set forth herein), immediately upon request of the Company, Consultant shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and perform any and all acts as the Company may reasonably request in order (a) to vest in the

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Company all Consultant's right, title, and interest in and to such Inventions, free and clear of liens, mortgages, security interests, pledges, charges, and encumbrances arising from the acts of Consultant and (b), if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefore in any and all countries in such name as the Company shall determine.

         11. Assignment. The obligations of Consultant under this Agreement are unique and may not be assigned.

         12. Securities Compliance. No Offer or Sale. This Agreement is not intended to be an offer for the sale or issuance of securities, whether pertaining to stock, options, or otherwise, unless the same is exempt from registration and qualification pursuant to an applicable exemption. The issuance of stock and warrants is expressly subject to compliance with all state and federal securities laws, rules and regulations by the parties. While the Company does not consider this Agreement itself to be a securities or offer of any securities, whether pertaining to stock, warrants, or otherwise, in the event that this letter is construed to be an offer, the parties acknowledge the following disclosure in accordance with Section 25102(a) of the California Corporations Code:

                  The sale of the securities which are the subject of this agreement has not been qualified with the Commissioner of Corporation of the State of California and the issuance of such securities or the payment or receipt of any part of the consideration therefore prior to such qualification is unlawful, unless the sale of securities is exempt from the qualification by Section 25100, 25102, or 25105 of the California Corporations Code. The rights of all parties to this agreement are expressly conditions upon such qualification being obtained unless the sale is so exempt.

         12.1 General Securities Compliance. Notwithstanding anything contained in this Agreement to the contrary, this Agreement, and the stock warrants discussed herein, shall be, and are, expressly subject to all SEC and securities, laws, rules, regulations and reporting and disclosure requirements, to the extent applicable to the Company as a reporting company, the shares, and\or any party hereto, including, but not limited to, shareholder voting and proxy solicitation rules. All issuances, sales, transfers, or other dispositions of shares of the Company shall be made in compliance with all applicable securities laws, rules and regulations, and pursuant to registration of securities under the Securities Act of 1933 ("Act") (and qualification under General Corporation Law of California) or pursuant to an exemption from registration under the Act (and qualification under General Corporation Law of California). Notwithstanding the foregoing, nothing in this Agreement shall obligate the Company to seek registration or qualification of any of its shares, and, to the extent that any obligation hereunder cannot be performed without registration or qualification of any of its shares, such obligation shall be excused on the part of the Company to the extent that the Company provides other adequate consideration therefore.

         13. Rule 144. Dr. Madan acknowledges that the shares of the Company may be subject to the restrictions on transfer set forth in Rule 144 of the

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Rules promulgated under the Act. Any and all offers, sales, transfer or other dispositions of shares of the Company shall be made only in compliance with Rule
144. Dr. Madan agrees to comply with all policies and procedures established by the Company with regard to Rule 144 matters. Dr. Madan acknowledges that the Company or its attorneys or transfer agent may require a restrictive legend on the certificate or certificates representing the shares pursuant to the restric-tions on transfer of the shares imposed by Rule 144.

         14. Amendments. This Agreement may be amended only in writing execut-ed by Consultant and Company and approved in writing by the majority vote of the Board of Directors of the Company.

         15. Effect of Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         16. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Contract, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.

         17. Recovery of Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover as an element of their damages, reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

         18. Gender; Number. Whenever the context of this Contract requires, the masculine gender includes the feminine or neuter gender, and the singular number includes the plural.

         19. Time of Essence. Time shall be of the essence in all things pertaining to the performance of this Agreement unless waived in writing by the undersigned parties.

         20. Authority. The parties to this Agreement warrant and represent that they have the power and authority to enter into this Agreement in the names, titles and capacitates herein stated and on behalf of any entities, persons or firms represented or purported to be represented by each respective party.

         21. Waiver. A Waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to a waiver of such terms of condition for the future, or of any subsequent breach thereof,

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or of any other term and condition of this Agreement. All waivers must be made in writing executed by the waiving party.

         22. Entire Agreement. This Agreement and the Technology Agreement constitute the entire agreement between the parties respecting the subject matter hereof, and there are no representations, warranties, agreements or commitments between the parties hereto except as set forth herein and therein; provided that the terms of any Option or Award may be set forth in a Grant Instrument, which shall be read in conjunction with this Agreement and the Technology Agreement. This Agreement shall control over any and all provisions or guidelines contained in any Consultant Manual, Consultant Handbook, Company Policy Manual or other similar document. Consultant expressly acknowledges that no Consultant Manual, Consultant Handbook, Company Policy Manual or other similar document is or shall become a contract between the Company and Consultant.

         23. Notices. Any notice, request, demand or other communication permitted to be given hereunder shall be in writing and shall be deemed to be duly given when personally delivered to an Consultant officer of the Company or to Consultant, as the case may be, or when deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, at the respective addresses of the Company and Consultant as shown on the signature page hereto. Either party may change by notice the address to which notices are to be sent.

         24. Severability. If any provision of this Agreement shall, for any reason, be held unenforceable, such provision shall be severed from the contract. The invalidity of such specific provision, however, shall not affect the enforceability of any other provision herein, and the remaining provision shall remain in full force and effect.

         25. Choice of Law and Venue. This Agreement shall, to the fullest extent allowed by law, be construed, interpreted and enforced in accordance with the laws of the State of Colorado, without regard to or application of conflict of law rules, and the venue in regard to any disputes arising hereunder shall, to the fullest extent allowed by law, be in Jefferson County, Colorado.

         26. Press Releases. Any press release, company disclosures and advertisement made by the Company relating to Consultant shall be subject to the approval of Consultant prior to public release. Consultant will not unreasonably withhold such approval and agrees to respond to such requests for approval within two (2) business days.

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IN WITNESS WHEREOF, this Agreement is made effective by Consultant and the
Company on the date set first forth above.

                                                 COMPANY:

                                                 Xsunx, Inc.,
                                                 a Colorado corporation


                                                 By: /s/ Tom M. Djokovich
                                                     ---------------------------
                                                     Tom M. Djokovich, as CEO


                                                 CONSULTANT:

                                                 /s/ Dr. Arun Madan
                                                 ----------------------------
                                                 Dr. Arun Madan, as Consultant












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